ads                                  Exhibit 10.1

       Services Agreement by and between the Issuer and BJH Management LLC dated July 1, 2006

                               SERVICES AGREEMENT

     SERVICES AGREEMENT (this "Agreement") dated as of July 1, 2006, by and between EMERGENT GROUP INC., a Nevada corporation having an office at 932 Grand Central Avenue, Glendale, California 91201 ("Company"), and BJH MANAGEMENT, LLC, having an office at 145 Huguenot Street, Suite 405, New Rochelle, NY 10801 ("BJH").

                              W I T N E S S E T H:

     WHEREAS, Company desires to engage the services of BJH and in turn for BJH to provide to the Company the services of BJH's employee, namely, Bruce J. Haber ("Haber") to the Company as its Chief Executive Officer and for Haber to fulfill BJH's obligations under this Agreement; and

     WHEREAS, both parties desire to clarify and specify the rights and obligations of each party hereunder.

     NOW, THEREFORE, in consideration of the agreements and covenants herein set forth, the parties hereby agree as follows:

     1.   Services

     BJH represents that Haber is an employee of BJH and that Haber's principal occupation is his services that he provides to BJH. BJH agrees to provide Haber to Emergent to serve as its Chief Executive Officer of Company, and BJH agrees to provide Haber's services to the Company as its Chief Executive Officer, for the Term (as hereinafter defined), all subject to and on the terms and conditions herein set forth.

     2.   Duties and Responsibilities of Haber

     (a) Haber will serve as the Chief Executive Officer of Company, subject to the other provisions of this Section 2. As Chief Executive Officer of the Company, Haber will perform the duties he deems necessary, with the understanding that he will devote only such time, as he deems necessary to perform such duties. Although Haber shall be required to travel from time to time, Haber's primary office shall be based in the New York City metropolitan area. Haber shall not be required to relocate from the New York, New York metropolitan area without Haber's prior written consent, which consent may be withheld by Haber in his absolute discretion. Haber shall also perform duties as he deems appropriate for the Company's subsidiaries.

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
     (b) Subject to Section 14, Haber shall be elected to the Board of Directors of the Company (the "Board") initially as Chairman, and during the Term shall be nominated for re-election to the Board.

     (c) During the term of this Agreement, Haber will exercise such authority, perform such executive duties and functions and discharge such responsibilities as he deems appropriate as are customarily vested in the chief executive officer of a public company, including, ultimate authority with respect to among other matters, purchasing, pricing, sales and the hiring, compensating and discharging of employees, financing arrangements, all subject to the overall authority of the Board of Directors of the Company consistent with the By-Laws of the Company. As such, Haber shall be primarily responsible for the direction and management of the current and future affairs and business of the Company. Haber shall use his best efforts to maintain and enhance the business and reputation of Company and shall perform such other duties commensurate with his position as may, from time to time, be designated to Haber by the Board.


     3.   Non-Exclusivity of Service

     The Company agrees that since Haber's principal occupation is his services to BJH and, since BJH has other business interests, that Haber shall not be required to devote his full business time, effort and attention to the business and efforts of the Company, but rather shall only devote such time as Haber, in good faith, deems to be reasonably necessary for the performance of Haber's duties hereunder on behalf of BJH.

     4.   Fee; Bonus

     (a) In consideration for BJH providing Haber's services to be performed under this Agreement and as compensation therefor, Company shall pay to BJH, commencing as of the date set forth above, in addition to all other payments or benefits provided to Haber provided for in this Agreement, a fee at the rate of One Hundred Eighty-Two Thousand ($182,000) Dollars per annum, (the "BJH Base Fee") which BJH Base Fee may be increased in the sole discretion of the Board. All payments of Haber Base Fee shall be payable in monthly installments payable on the first day of each month in advance.

     (b) In addition to the BJH Base Fee, in the event that the Company attains the milestones ("Milestones") that are established from time to time in accordance with Schedule I annexed hereto, BJH shall be entitled to an annual bonus fee (the "Milestone Bonus") as indicated on Schedule I. The Milestone Bonus, if any, shall be paid within thirty (30) days after the end of each fiscal year end of the Company. Should this Agreement be terminated prior to the end of any fiscal year for any reason other than that provided in Section 10(a), a prorata portion of the Milestone Bonus shall be paid within 30 days of such termination.

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     5.   Benefits and Indemnification

     BJH shall be entitled to the following during and in respect of the term of this Agreement:

     (a) Company shall provide Haber with hospitalization, medical and dental insurance coverage as is customary for other Most Senior Officers of the Company or reimburse BJH for such benefits.

     (b) Haber shall be entitled to three weeks vacation paid to BJH to be taken at times mutually and reasonably agreed upon by BJH and Company in addition to all other holidays established as part of BJH's standard practices.

     (c) BJH and  Haber  shall  each be  entitled  to  reimbursement  for all of
Haber's and BJH's reasonable travel, reasonable entertainment and other reasonable office rent and other expenses incurred in connection with Company's business, provided that such expenses are adequately documented and vouchered in accordance with Company's policies.

     (d) The Company shall provide to Haber and BJH to the full extent provided for under the laws of the Company's state of incorporation and the Company's Certificate of Incorporation and Bylaws, indemnification for any claim or lawsuit which may be asserted against Haber or BJH when acting in such capacity for the Company and/or any subsidiary or affiliated business. The Company shall use reasonable best efforts to include Haber and BJH as an insured under all applicable directors' and officers' liability insurance policies maintained by the Company, and any other subsidiary or affiliated business.

     6.   "Intentionally Left Blank"

     7.   Term of Services

     The term of this Agreement shall continue until June 30, 2007, unless terminated prior thereto in accordance with Section 10 hereof. Unless the Company provides notice of its intent not to renew this Agreement 90 days prior to each anniversary date, the Agreement shall automatically renew for an additional one year period. The Company must renew this Agreement if Haber has not been released by the applicable institutional lender(s) from all personal guarantees of Company loans or Company has not retired all outstanding indebtedness owed to such lender(s).

     8.   Confidentiality

     (a) Non-Disclosure. BJH and Haber acknowledge that during the Term of this Agreement they may have access to certain Confidential Information (as defined below) of the Company and its affiliates. BJH and Haber acknowledge and agree that any and all Confidential Information learned or obtained by the them while engaged pursuant to this Agreement that is not already in the public domain or


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
is not disclosed by a third party shall be and is the property of the Company, its subsidiaries and affiliates. BJH and Haber will not use Confidential Information or property of the Company or its respective subsidiaries and affiliates other than in connection with their obligation hereunder and will not use such Confidential Information or property for their own benefit or the benefit of any person or entity with which they may be associated.

     (b) Return of Confidential Information. Following the termination of this Agreement, as soon as possible after Company's written request, BJH and Haber will return to Company all written Confidential Information which has been provided to them.

     (c) Definition of Confidential Information. For the purposes of this Agreement, "Confidential Information" shall mean all confidential and proprietary information of the Company and its affiliates, including, without limitation, the Company's business, financial and technical information, the Company's marketing strategies, pricing policies or characteristics, customers and customer information, product or product specifications, designs, customer lists, business or business prospects, plans, proposals, codes, marketing studies, research, reports, forecasts, investigations, technical data, patents, trade secrets, know-how and communications or other information of similar character, whether in written, oral, graphic, electromagnetic, software code, or any other form, including, but not limited to, data, models, samples, prototypes, graphs, specifications, designs, plans, mechanical and electronic drawings, protocols, techniques, methods, and apparatus.

     9.   Non-Competition; Non-Solicitation

     (a) Haber and BJH hereby agree and covenant that during the Term hereof and for a period of six (6) months thereafter that Haber will not directly or indirectly engage in or become interested (whether as an owner, principal, agent, stockholder, member, partner, trustee, venturer, lender or other investor, director, officer, employee, consultant or through the agency of any corporation, limited liability company, partnership, association or agent or otherwise) in any business enterprise which is as its primary business principally engaged in the current business of the Company during the Term, it being agreed that the current business of the Company is the leasing of surgical equipment to healthcare providers on a per procedure basis; provided, however, that ownership of not more than 20% of the outstanding securities of any class of any entity shall not be considered a breach of this Section 9.

     (b) Haber and BJH agree and covenant that during the Term hereof and for a period of six (6) months immediately thereafter, they and their agents will not (without first obtaining the written permission of Company) directly or indirectly participate in the solicitation of any business of any type conducted by Company during the period of this Agreement from any person or entity which was a client or customer of Company during the period of this Agreement, or was a prospective customer of Company from which Haber or BJH solicited business or for which a proposal for submission was prepared during the period.


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
     (c) Haber and BJH agree and covenant that during the Term and for a period of six (6) months following this Agreement they will not (without first obtaining the written permission of Company) directly or indirectly recruit for employment, or induce or seek to cause such person to terminate his or her employment with Company, any person who then is an employee of Company or who was an employee of Company during the preceding six (6) months; provided, however that the provisions of this Section 9 shall not apply to Louis Buther or Fran Barr.

     (d) This Section 9 shall not apply in the event of a sale or change of control of the Company.

     10.  Termination

     (a) Termination by the Company with Cause. Notwithstanding the terms of this Agreement, Company may terminate this Agreement for cause ("Cause") in the event (i) of Haber's commission of an act involving fraud, embezzlement, or theft against the property or personnel of Company, (ii) Haber shall be convicted of, or plead nolo contendere to a felony or engages in other criminal conduct that could reasonably be expected to have a material adverse affect on the business, assets, properties, prospects, results of operations or financial condition of Company, or (iii) of the breach by Haber or BJH of the restrictive covenants set forth in Sections 8 and 9 hereof. In the event this Agreement is terminated pursuant to this Section 10(a), BJH's Base Fee and any unearned Milestone Bonus and all benefits under Section 5a) b) and c) hereof shall terminate immediately upon such discharge, and Company shall have no further obligations to BJH except for payment and reimbursement for any monies due which right to payment or reimbursement accrued prior to such termination.

     (b) Death or Disability. The Company may terminate this Agreement upon the disability or death of Haber by giving written notice to BJH. In the case of Haber's disability, such termination will become effective immediately upon the giving of such notice unless otherwise specified by the Company. For purposes of this Section 10(b), "disability" shall mean that for a period of more than six consecutive months in any 12-month period Haber is unable to perform the essential functions of his position because of physical, mental or emotional incapacity resulting from injury, sickness or disease. Upon any such termination, the Company shall be relieved of all its obligations under this Agreement, except for payment of the BJH Base Fee and Milestone Bonus earned and unpaid through the effective date of termination. Nothing in this provision is intended to violate state or federal laws.

     (c) Termination by BJH. BJH may terminate this Agreement at any time by giving thirty (30) days' prior written notice to the Company. The Company shall be relieved of all of its obligations under this Agreement, except for payment of the BJH Base Fee and Milestone Bonus earned and unpaid through the effective date of termination and those obligations in paragraph 5d).


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
     11.  Violation of Other Agreements and Authority

     (a) Haber and BJH represent and warrant to Company that each is legally able to enter into this Agreement; that each of Haber and BJH is not prohibited by the terms of any agreement, understanding or policy from entering into this Agreement; that the terms hereof will not and do not violate or contravene the terms of any agreement, understanding or policy to which each of Haber and BJH is or may be a party, or by which Haber may be bound; that Haber is under no physical or mental disability that would materially interfere with the performance of Haber's duties under this Agreement. BJH agrees that, as it is a material inducement to Company that Haber and BJH make the foregoing representations and warranties and that they be true in all material respects.


     (b) Authority Relative to this Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of the Company has duly authorized the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated on its part by this Agreement, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or for the Company to consummate the transactions contemplated by it. The Company has duly validly executed and delivered this Agreement and it is a valid and binding Agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy or insolvency laws affecting creditors' rights generally and to general principles of equity.

         12.      Specific Performance; Damages

     In the event of a breach of the provisions of Sections 8 and 9 hereof, BJH agrees that the injury which could be suffered by Company would be of a character which could not be fully compensated for solely by a recovery of monetary damages. Accordingly, BJH agrees that in the event of a breach of Sections 8 and 9 hereof, in addition to and not in lieu of any damages sustained by Company and any other remedies which Company may pursue hereunder or under any applicable law, Company shall have the right to seek equitable relief, including issuance of a temporary or permanent injunction, by any court of competent jurisdiction against the commission or continuance of any such breach or threatened breach.

     13.  [Left blank intentionally.]

     14.  [Left blank intentionally.]

     15.  Notices

     Any and all notices, demands or requests required or permitted to be given under this Agreement shall be given in writing and sent, by registered or certified U.S. mail, return receipt requested, by hand, or by overnight courier, addressed to the parties hereto at their addresses set forth above or such other


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
addresses as they may from time-to-time designate by written notice, given in accordance with the terms of this Section, together with copies thereof as follows:

         In the case of Company, with a copy to:

                  Morse & Morse, PLLC
                  1400 Old Country Road
                  Westbury, NY 11590
                  Attn: Steven Morse, Esq.

         In the case of Haber or BJH, with a copy to:

                  Barry Felder, Esq.
                  Brown Raysman Millstein Felder & Steiner LLP
                  900 Third Avenue
                  New York, NY 10022

Notice given as provided in this Section shall be deemed effective: (i) on the date hand delivered, (ii) on the first business day following the sending thereof by overnight courier, and (iii) on the third calendar day (or, if it is not a business day, then the next succeeding business day thereafter) after the depositing thereof into the exclusive custody of the U.S. Postal Service.

     16.  Waivers

     No waiver by any party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     17.  Preservation of Intent

     Should any provision of this Agreement be determined by a court having jurisdiction in the premises to be illegal or in conflict with any laws of any state or jurisdiction or otherwise unenforceable, the parties agree that such provision shall be modified to the extent legally possible so that the intent of this Agreement may be legally carried out.

     18.  Entire Agreement

     This Agreement sets forth the entire and only agreement or understanding between the parties relating to the subject matter hereof and supersedes and cancels all previous agreements, negotiations, letters of intent, correspondence, commitments and representations in respect thereof among them, and no party shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement except as provided in this Agreement.


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     19.  "Intentionally Left Blank"

     20.  Inurement; Assignment

     The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon any successor of Company or to the business of Company, subject to the provisions hereof. Neither this Agreement nor any rights or obligations of Haber hereunder shall be transferable or assignable by BJH.

     21.  Amendment

     This Agreement may not be amended in any respect except by an instrument in writing signed by the parties hereto.

     22.  Headings

     The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     23.  Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

     24.  Governing Law

This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of New York, without giving reference to principles of conflict of laws. Each of the parties hereto irrevocably consents to the venue and exclusive jurisdiction of the federal and state courts located in the State of New York, County of New York. THE PARTIES HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS STOCK ISSUANCE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED IN IT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY TO IT.


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
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                               BJH MANAGEMENT, LLC


                               By:  /s/ Bruce J. Haber
                               -------------------------
                               Bruce J. Haber, President


                               EMERGENT GROUP INC.


                               By:  /s/ Louis Buther
                               -----------------------
                               Louis Buther, President


     The undersigned agrees to be bound by the provisions of this Services Agreement to provide his services to the Company on behalf of BJH and he agrees to be bound by the representations and warranties contained herein for the benefit of the Company and BJH.



                               /s/ Bruce J. Haber
                               ---------------------
                               Bruce J. Haber

                                   SCHEDULE I

                               MILESTONES BONUSES



A) Milestone Bonuses will be based on the following:


Profit before Management Bonuses of at Least                   Bonus
--------------------------------------------------------------------------------

$1,035,000                                                $50,000

$1,150,000                                                $75,000

over $1,150,000                                           $75,000 plus 6% of
                                                          the pretax profit over
                                                          $1,150,000